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                                                       Exhibit 99

           [FIRST FEDERAL FINANCIAL SERVICES CORP LETTERHEAD]


                        NEWS RELEASE

                                           FOR IMMEDIATE RELEASE
                                           March 20, 1997

Gary G. Clark, Chairman
FirstFederal Financial Services Corp
135 East Liberty Street
Wooster, OH  44691
Phone:  (330) 264-8001

               FirstFederal Financial Services Corp
             Announces Issuance of Subordinated Notes
       and Filing of Application to Convert to Bank Charter


     Wooster, Ohio (NASD: "FFSW"; "FFSWO") FirstFederal Financial Services Corp today announced that it had sold privately $40.5 million of 9.125% Subordinated Notes due March 15, 2004. The Notes were placed through McDonald & Company Securities, Inc. and are intended to qualify, pursuant to rules of the Federal Reserve System, as Tier II capital. The issuance of the Notes comes in conjunction with the Company's application to become a bank holding company and the application of its primary subsidiary, First Federal Savings and Loan Association, to become a national bank. "The issuance of the Notes provides a source of funds at an attractive rate and further bolsters our capital as we make the move to a bank holding company," according to Gary G. Clark, Chairman and CEO. The Notes are subject to redemption at the option of the Company commencing March 15, 2002.